Exhibit 99.2

IsoRay Announces First Quarter Fiscal 2018 Earnings Conference Call

Call on Tuesday, November 14, 2017, at 4:30 p.m. ET

RICHLAND, Wash., November 7, 2017 -- IsoRay, Inc. (the “Company”) (NYSE American: ISR), a medical technology company and innovator in seed brachytherapy and medical radioisotope applications for the treatment of prostate, brain, lung, head and neck and gynecological cancers, today announced that it will host a teleconference to discuss first quarter fiscal 2018 financial results on Tuesday, November 14, 2017, at 4:30 p.m. Eastern Time. The Company will issue a press release announcing its financial results for the first quarter of fiscal 2018 ended September 30, 2017, immediately after the closing of the market on November 14, 2017.

Interested parties are asked to dial-in approximately 10 minutes before the call begins at the following numbers:

U.S. Participants: (877) 270-2148

International Participants: + 1-412-902-6510

Participant Passcode: 10114233

Live Internet access to the call and earnings release will be available through the Investor Relations section of the Company’s website: https://isoray.com/about/investors/events-and-presentations/. A replay of the call will be available for one week beginning at approximately 10:00 p.m. Eastern Time on November 14, 2017. The playback can be accessed by dialing (877) 344-7529 (U.S.) and +1-412-317-0088 (International). The passcode is 10114233. A replay also will be available through the Investor Relations section of the Company’s website.

About IsoRay, Inc.

IsoRay, Inc., through its subsidiary, IsoRay Medical, Inc., is the sole producer of Cesium-131 brachytherapy seeds, which are expanding brachytherapy options throughout the body. Learn more about this innovative Richland, Washington company and explore the many benefits and uses of Cesium-131 by visiting www.isoray.com. Join us on Facebook/IsoRay. Follow us on Twitter @IsoRay.

Contacts:

IsoRay, Inc.

info@isoray.com

(509) 375-1202

Investors:

Stephanie Prince, Managing Director

PCG Advisory Group

sprince@pcgadvisory.com

(646) 762-4518